EXHIBIT 99.1

CASTLE BIOSCIENCES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information was prepared to give effect to the transaction between Castle Biosciences, Inc. (“Castle” or the “Company”) and Cernostics, Inc. (“Cernostics”) pursuant to an Agreement and Plan of Merger dated October 18, 2021, as amended (the “Merger Agreement”). On December 3, 2021, the Company completed the acquisition of Cernostics as contemplated by the Merger Agreement (the “Transaction”). The Company has accounted for the Transaction as an asset acquisition under generally accepted accounting principles in the United States (“U.S. GAAP”) pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805-50 due the Company’s assessment that substantially all of the fair value of the gross assets acquired was concentrated in a single asset.
The following unaudited pro forma condensed combined financial information is based on Castle’s historical consolidated financial statements and Cernostics’ historical consolidated financial statements, as adjusted, to give effect to Castle’s acquisition of Cernostics. The unaudited pro forma condensed combined statement of operations and comprehensive loss for the year ended December 31, 2021 gives effect to the Transaction as if it had occurred on January 1, 2021. No unaudited pro forma condensed combined balance sheet is presented herein since the acquisition is already reflected in the Company’s most recent consolidated balance sheet filed with the Securities and Exchange Commission (“SEC”).
The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes.
The unaudited pro forma condensed combined financial information does not give effect to the potential impact of operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of the results of operations in future periods or the results that actually would have been realized had Castle and Cernostics been a combined company during the specified periods. The actual results reported in periods following the Transaction may differ significantly from those reflected in the pro forma financial information presented herein for a number of reasons, including, but not limited to, differences between the assumptions used to prepare this pro forma financial information and actual results.
The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial information are described in the accompanying notes, which should be read together with the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information should be read together with:
•Castle’s audited historical financial statements for the year ended December 31, 2021, included in Castle’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2022;
•Cernostics’ audited historical financial statements for the year ended December 31, 2020, included in Castle’s Current Report on Form 8-K/A filed with the SEC on January 14, 2022; and
•Cernostics’ unaudited historical financial statements as of and for the nine months ended September 30, 2021, included in Castle’s Current Report on Form 8-K/A filed with the SEC on January 14, 2022.

CASTLE BIOSCIENCES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEAR ENDED DECEMBER 31, 2021
(in thousands except per share data)

	Castle Biosciences, Inc. Year Ended December 31, 2021 (Historical)	Cernostics, Inc. January 1, 2021 through December 2, 2021 (Historical) (See Note 2)	Transaction Accounting Adjustments (See Note 3)		Pro Forma Combined
NET REVENUES	$94,085	$586	$—		$94,671
OPERATING EXPENSES
Cost of sales (exclusive of amortization of acquired intangible asset)	15,822	812	83	[A]	16,717
Research and development	29,646	1,770	106	[A]	31,522
Selling, general and administrative	86,738	1,893	174	[A]	88,805
Amortization of acquired intangible assets	1,958	—	3,379	[B]	5,337
Total operating expenses	134,164	4,475	3,742		142,381
Operating loss	(40,079)	(3,889)	(3,742)		(47,710)
Interest income	68	—	—		68
Interest expense	(1)	(120)	120	[C]	(1)
Other income	—	37	—		37
Net gain from foreign currency transactions	—	21	—		21
Loss before income taxes	(40,012)	(3,951)	(3,622)		(47,585)
Income tax benefit	(8,720)	—	—		(8,720)
Net loss and comprehensive loss	$(31,292)	$(3,951)	$(3,622)		$(38,865)

Loss per share attributable to common stockholders:
Basic	$(1.24)				$(1.55)
Diluted	$(1.24)				$(1.55)

Weighted-average shares outstanding:
Basic	25,137				25,137
Diluted	25,137				25,137

CASTLE BIOSCIENCES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1. Basis of Presentation
The unaudited pro forma condensed combined financial information has been prepared by us in accordance with Article 11 of Regulation S-X and are not necessarily indicative of the results that would have been achieved had the acquisition been completed as of the dates indicated or that may be achieved in future periods.
The unaudited pro forma condensed combined financial information has been prepared in accordance with U.S. GAAP. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that reflect the accounting for the Transaction in accordance with U.S. GAAP. Where applicable, we have disclosed those adjustments that will not recur in our results of operations beyond a year from the date of the Transaction.
The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by us. During the preparation of the unaudited pro forma condensed combined statement of operations and comprehensive loss, we were not aware of any material differences between accounting policies of the two companies, except for certain reclassifications necessary to conform to our financial presentation, and accordingly, the unaudited pro forma condensed combined statement of operations and comprehensive loss does not assume any material differences in accounting policies between the two companies. As a result, no adjustments for accounting policy differences have been reflected in the unaudited pro forma condensed combined financial information.
This unaudited pro forma condensed combined financial information reflects the Transaction as an asset acquisition in accordance with FASB ASC 805, Business Combinations, consistent with the accounting treatment of the Transaction on an actual basis. Based on the Company’s assessment of the screen test as required by FASB ASC 805, the Transaction did not meet the definition of a business as the Company’s analysis indicated that substantially all the fair value of the gross assets acquired was concentrated in the acquired developed technology intangible asset. Accordingly, we allocated the cost of the acquisition, including the transaction costs, on a relative fair value basis to the assets acquired using their fair values on the acquisition date. We used this allocation to prepare the transaction accounting adjustments in the unaudited pro forma condensed combined statement of operations and comprehensive loss. For details on the allocation of the cost of the acquisition to the assets acquired and liabilities assumed, see Note 5 to the Company’s audited financial statements for the year ended December 31, 2021 included in our Annual Report on 10-K filed with the SEC on February 28, 2022.
2. Reclassifications
Certain reclassifications have been made to the historical presentation of Cernostics, Inc. to conform to the financial statement presentation of Castle Biosciences Inc., as follows (amounts in thousands):

Statement of Operations and Comprehensive Loss Reclassifications

	Year Ended December 31, 2021
	Cernostics, Inc. January 1 through December 2, 2021 Historical Line Items	Reclassification adjustment to conform Cernostics, Inc. to Castle, Inc. presentation	Cernostics, Inc. January 1 through December 2, 2021 (Historical Adjusted)

Medical affairs	$696	$(696)	$—
Research and development	$1,074	$696	$1,770
Marketing and sales	$492	$(492)	$—
Selling, general and administrative	$1,401	$492	$1,893
3. Asset Acquisition Accounting Adjustments
[A] Compensation Expense - Reflects adjustments to stock-based compensation expense to reflect the incremental impact of stock awards granted by Castle to Cernostics employees in connection with the Transaction. The awards will vest over four years and will have a continuing impact on the operations post transaction.

[B] Amortization Expense - The following table summarizes the calculation used to determine the transaction accounting adjustments relating to amortization of the post-acquisition value of the Cernostics intangible assets for the year ended December 31, 2021 assuming that the acquisition had occurred on January 1, 2021.

	Year Ended December 31, 2021
	Pro Forma Amortization Expense	Less: Amortization Expense Recorded in Historical Financial Statements	Transaction Accounting Adjustment

Developed technology	$3,579	$304	$3,275
Assembled workforce	113	9	104
Total intangible amortization	$3,692	$313	$3,379

[C] Interest Expense. Represents the elimination of Cernostics' historical interest expense for the convertible notes which would have been converted to equity in connection with the Transaction had it occurred on January 1, 2021.
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